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                                                                      Exhibit 32

                            Section 906 Certification

The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Leslie H. Wexner, the Chairman and Chief Executive Officer, and V. Ann Hailey, the Executive Vice President and Chief Financial Officer, of Limited Brands, Inc., each certifies that, to the best of his or her knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Limited Brands, Inc.

                                 /s/ Leslie H. Wexner
                                 ----------------------------------------
                                 Leslie H. Wexner
                                 Chairman and Chief Executive Officer

                                 /s/ V. Ann Hailey
                                 ----------------------------------------
                                 V. Ann Hailey
                                 Executive Vice President and Chief
                                 Financial Officer

Date: December 15, 2003